Exhibit 16.1

March 6, 2023

Securities and Exchange Commission

100 F Street NE

Washington, D.C. 20549

Dear Commissioners:

We have read the Registration Statement on Amendment No. 4 to Form S-1 dated March 6, 2023 of Four Leaf Acquisition Corporation (“Registrant”) and are in agreement with the statements contained under the section of Change in Accountants as it pertains to our firm; we are not in a position to agree or disagree with other statements of Registrant contained therein.

Very truly yours,

/s/ Friedman LLP

New York, New York